                                                                    Exhibit 23.3



MIPS Technologies, Inc.
2011 North Shoreline Blvd.
Mountain View, California  94043


                                                                    June 8, 1998

Ladies and Gentlemen:

        The undersigned hereby consents to being designated as a person about to become a director of MIPS Technologies, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form S-1 (File No. 333-50643).



                                     Very truly yours,


                                     /s/ Anthony B. Holbrook
                                     ----------------------
                                     Anthony B. Holbrook